UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2021

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
None	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02	Termination of a Material Definitive Agreement.

On January 20, 2021, Intellinetics, Inc. (the “Company”) received notification that the U.S. Small Business Administration (the “SBA”) has forgiven, in full, the unsecured promissory note issued to the Company under the Paycheck Protection Program (the “PPP”). The promissory note was through PNC Bank with a principal amount of $838,700, dated April 15, 2020. The PPP was established under the congressionally approved Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the SBA. Under the terms of the CARES Act, PPP loan recipients can apply for, and be granted, forgiveness for all or a portion of loans granted under the PPP. The Company met the requirements for loan forgiveness, and the entire principal and interest of the loan granted to the Company under the PPP has been forgiven. No material early termination penalties were incurred as a result of this forgiveness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ Joseph D. Spain
Joseph D. Spain
Treasurer and Chief Financial Officer

Dated: January 21, 2021